Exhibit 99.1

FRED’S REPORTS FIRST QUARTER 2018 RESULTS

MEMPHIS, Tenn. (June 14, 2018) – Fred’s, Inc. (NASDAQ: FRED) reported financial results for the first quarter ended May 5, 2018.

Fred’s Interim CEO and CFO, Joe Anto stated “We are rapidly making progress on our two main goals of eliminating our debt balance and returning to significant profitability by Q4 of this year, but there is still much work to be done.”

“We recently closed the sale of our specialty pharmacy business for approximately $40 million, and as of June 12th, our borrowings against our ABL were $135 million, down from $162 million at the end of Q1, with over $60 million in availabity liquidity. We expect our ABL balance to continue to decrease over the coming weeks, as we collect all remaining receivables associated with the specialty pharmacy business. We continue to explore other strategic transactions and expect to generate additional cash proceeds which should meaningfully reduce our debt balance. We have engaged PJ Solomon & Company to analyze the value of our retail pharmacy script portfolio and also engage with potential strategic buyers on this part of our business. That process is well underway and we will provide updates as appropriate. Additionally, we continue to aggressively reduce expenses in every part of the business, while executing on various initiatives to increase sales and gross margin.”

Heath Freeman, Chairman of the Board commented: “We remain confident in our abilities to reset our cost structure, bring in the right talent, allocate capital wisely, generate significant free cash flow and maximize value for all shareholders.”

During the fourth quarter of 2017, Fred’s Board of Directors approved a plan to actively market its specialty pharmacy business for sale. As a result of this decision, Fred’s reclassified the specialty pharmacy business from continuing operations to discontinued operations. The classification was evaluated under ASC 205-20, Presentation of Financial Statements – Discontinued Operations. The specialty pharmacy business operations have been removed from the continuing operations in current and prior periods as part of the presentation of the consolidated financial statements. The following financial results are for continuing operations for the current and prior periods, unless otherwise indicated.

First Quarter Fiscal 2018 vs. First Quarter Fiscal 2017

●	Net sales down 5.8% to $437.1 million in Q1 2018 vs $464.2 million in Q1 2017.

●	Comparable store sales decreased 3.9% in Q1 2018 versus a 4.2% decline in Q1 2017.

●	Gross profit decreased to $111.6 million in Q1 2018 vs $128.6 million in Q1 2017.

●	Gross margin as a percent of sales decreased 220 basis points to 25.5% in Q1 2018 vs 27.7% in Q4 2017.

●	Selling, general, and administrative expenses was $129.7 million in the first quarter of 2018 compared to $163.8 million in Q1 2017.

●	Selling, general, and administrative expenses, adjusted for non-recurring items, was $125.8 million in Q1 2018, or 28.8% of sales compared to $133.4 million in Q1 2017 or 28.7% of sales.

●	Net loss was $19.9 million, or $(0.54) per share in Q1 2018, compared to a loss of $37.8 million, or $(1.02) per share in Q1 2017.

●	Adjusted EBITDA, a non-GAAP financial measure, was $(3.3) million in Q1 2018 compared to $6.2 million in Q1 2017.

First Quarter 2018 Results

Fred’s net sales for the first quarter of fiscal 2018 decreased 5.8% to $437.1 million from $464.2 million in the first quarter last year. Comparable store sales for the quarter decreased 3.9% compared to a 4.2% decrease the first quarter of last year. Comparable store sales were down 4.3% for the front store, and 3.4% in the retail pharmacy.

Fred’s gross profit for the first quarter of 2018 decreased 13.2% to $111.6 million from $128.6 million in the prior year period. Gross profit percentage for the quarter decreased 220 basis points to 25.5% from 27.7% in the same quarter last year. Factors contributing to the decline in gross profit percentage were prescription rebates in 2017 that did not recur in 2018, an increase in direct and indirect remuneration fees in 2018, and a shift in sales mix. Fred’s recorded LIFO adjustments of $0.3 million in the first quarter of 2018 compared with $1.0 million in the same quarter last year.

Selling, general and administrative expenses for the first quarter, including depreciation and amortization, improved 560 basis points to 29.7% of sales from 35.3% of sales in the first quarter last year. Much of the improvement was attributable to unusual expenses in the first quarter of 2017 that did not recur in the first quarter of 2018, including professional, legal and banking fees associated with the Rite Aid deal as well as lease liability charges and other expenses related to store closings.

Adjusted selling, general and administrative expenses, including depreciation and amortization, a non-GAAP financial measure that excludes non-recurring items, decreased to $125.8 million or 28.8% of sales in Q1 of 2018 compared to $133.4 million or 28.7% of sales in Q1 of 2017.

For the first quarter of 2018, Fred’s recorded a net loss of approximately $19.9 million, or $(0.54) per share, compared to a net loss of $37.8 million, or $(1.02) per share, in 2017.

Adjusted EBITDA, a non-GAAP financial measure that further excludes depreciation and amortization and non-recurring items from EBIT, was $(3.3) million compared to $6.2 million in the first quarter of 2017.

Conference Call

Fred’s will hold a conference call today at 8:00 a.m. Eastern time to discuss its first quarter results.

Date: Thursday, June 14, 2018

Time: 8:00 a.m. Eastern time

Toll-free dial-in number: 1-877-407-4018

International dial-in number: 1-201-689-8471

Conference ID: 13680585

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at investors.fredsinc.com.

A replay of the conference call will be available after 11:00 a.m. Eastern time on the same day through June 28, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13680585

Non-GAAP Financial Measures

The Company’s management believes that the disclosure of Adjusted selling, general and administrative expenses including depreciation and amortization, Adjusted EBITDA and Free Cash Flow provides useful information to investors because the measures present an alternative and more relevant method for measuring the Company’s results of operations and financial condition, and, when viewed together with the Company’s GAAP results and the accompanying reconciliations, provides a more complete understanding of the factors and trends affecting the Company than the GAAP results alone.

Adjusted EBITDA is calculated as loss before interest and other income and expense, income tax benefit, depreciation and amortization, and non-recurring items. Non-recurring items includes discontinued operations, impairment, closed stores, professional fees, stock compensation, LIFO adjustments, and other. Adjusted selling, general and administrative expenses, including depreciation and amortization is calculated as selling, general and administrative expenses, including depreciation and amortization and excludes certain non-recurring items, such as closed stores, non-recurring professional fees, severance, and other non-recurring items. The exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted selling, general and administrative expenses, including depreciation and amortization, facilitate operating performance comparisons on a period-to-period basis and excludes items that Fred’s do not consider to be indicative of our core operating performance. Accordingly, Fred’s believes that Adjusted EBITDA and Adjusted selling, general and administrative expenses, including depreciation and amortization, provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Fred’s management and board of directors. Additionally, Adjusted EBITDA is a common alternative measure of financial performance used by investors, financial analysts, and rating agencies. These groups use Adjusted EBITDA, along with other measures, to estimate the value of a company and to compare the operating performance of a company to others in its industry. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measure appears in the financial tables attached to this news release.

The company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less expenditures for property, plant, and equipment, both of which are reported in our Condensed Consolidated Statement of Cash Flows. The Company believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparisons of liquidity with other companies within the industry, although the company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

About Fred’s Inc.

Tracing its history back to an original store in Coldwater, Mississippi, opened in 1947, today Fred’s, Inc. operates approximately 600 general merchandise and pharmacy stores, including 12 franchised locations. With unique store formats and strategies that combine the best elements of a value-focused retailer with a healthcare-focused drug store, Fred’s stores offer frequently purchased items that address the everyday needs of its customers. This includes nationally recognized brands, proprietary Fred’s label products, and a full range of value-priced selections. For more information about the Company, visit Fred’s website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to (i) the competitive nature of the industries in which we operate; (ii) the implementation of our strategic plan, and its impact on our sales, costs and operations; (iii) utilizing our existing and new stores and increasing our pharmacy department presence in new and existing stores; (iv) our reliance on a single supplier of pharmaceutical products; (v) our pharmaceutical drug pricing; (vi) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (vii) our private brands; (viii) the seasonality of our business and the impact of adverse weather conditions; (ix) operational difficulties; (x) merchandise supply and pricing; (xi) consumer demand and product mix; (xii) delayed openings and operating new stores and distribution facilities; (xiii) our employees; (xiv) risks relating to payment processing; (xv) our computer system, and the processes supported by our information technology infrastructure; (xvi) our ability to protect the personal information of our customers and employees; (xvii) cyber-attacks; (xviii) changes in governmental regulations; (xix) the outcome of legal proceedings, including claims of product liability; (xx) insurance costs; (xxi) tax assessments and unclaimed property audits; (xxii) current economic conditions; (xxiii) changes in third-party reimbursements; (xxiv) the terms of our existing and future indebtedness; (xxv) our acquisitions and the ability to effectively integrate businesses that we acquire; and the factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact

Liolios

Sean McGowan or Cody Slach, 949-574-3860

FRED@liolios.com

FRED’S, INC.

Reconciliation of Unaudited Net Income to Adjusted EBITDA

A Non-GAAP Financial Measure

(In thousands)

	13 Weeks Ended May 5, 2018	13 Weeks Ended April 29, 2017
Net loss	(22,011)	(36,461)
Interest expense	1,988	1,287
Income tax benefit	(196)	1,280
Operating loss / EBIT	(20,219)	(33,894)
Depreciation and amortization	10,030	10,878
EBITDA	(10,189)	(23,016)
Adjustments
Stock Compensation	1,223	1,129
LIFO Adjustement	(329)	(970)
Closing Stores	—	13,528
Professional Fees related to attempted Rite Aid acquisition	(909)	16,251
Professional Fees for speciality pharmacy discontinued operations	1,148	—
Professional Fees related to turnaround strategy	461	—
Activism Expenses	—	600
Executive and other Severance	3,124	—
Discontinued Operations	2,156	(1,310)
Adjusted EBITDA	(3,315)	6,212

FRED’S, INC.

Reconciliation of Unaudited Selling, General, and Administrative Expenses, Including Depreciation and Amortization to Adjusted Selling, General, and Administrative Expenses, Including Depreciation and Amortization

A Non-GAAP Financial Measure

(In thousands)

	13 Weeks Ended May 5, 2018	13 Weeks Ended April 29, 2017

Selling, general and administrative expenses, including depreciation and amortization	129,670	163,770

Closing Stores	—	13,528
Professional Fees related to attempted Rite Aid acquisition	(909)	16,251
Professional Fees related to turnaround strategy	461	—
Activism Expenses	—	600
Professional Fees for speciality pharmacy discontinued operations	1,148	—
Executive and other Severance	3,124	—

Adjusted selling, general, and administrative expenses, including depreciation and amortization	125,846	133,391

FRED’S, INC.

Free Cash Flow

A Non-GAAP Financial Measure

(In thousands)

	13 Weeks Ended May 5, 2018	13 Weeks Ended April 29, 2017
Net cash provided by operating activities	(8,918)	(21,145)
Less capital expenditures	(2,468)	(2,123)
Less asset acquisitions, net, primarily intangibles	—	(1,853)
Add proceeds from asset dispositions	—	1,259
Free cash flow	(11,386)	(23,862)

FRED’S, INC.

Unaudited Financial Highlights

(In thousands, except per share amounts)

	13 Weeks Ended May 5, 2018	13 Weeks Ended April 29, 2017	Percent Change
Net sales	$437,114	$464,172	(5.8)%
Operating loss from continuing operations	$(18,063)	$(35,204)	48.7%
Adjusted selling, general and administrative	$125,846	$133,391	5.7%
Expenses for continuing operations
Gross margin for continuing operations	$111,607	$128,566	(13.2)%
Adjusted EBITDA for continuing operations	$(3,315)	$6,212	(153.4)%
Net loss from continuing operations	$(19,855)	$(37,771)	47.4%
Net loss from discontinued operations	$(2,156)	$1,310	(264.6)%
Net loss per share from continuing operations, basic and diluted	$(0.54)	$(1.02)	47.1%
Net loss per share from discontinued operations,	$(0.06)	$0.04	(268.5)%
basic and diluted
Average shares outstanding:
Basic	36,485	37,355
Diluted	36,485	37,355

FRED’S, INC.

Unaudited Fiscal 2018 First Quarter Results

(In thousands, except per share amounts)

	13 Weeks Ended May 5, 2018	% of Total	13 Weeks Ended April 29, 2017	% of Total
Net sales	$437,114	100.0%	$464,172	100.0%
Cost of goods sold	325,507	74.5%	335,606	72.3%
Gross profit	111,607	25.5%	128,566	27.7%
Depreciation & amortization	10,030	2.3%	10,878	2.3%
Selling, general and administrative expenses	119,640	27.4%	152,892	32.9%
Operating loss from continuing operations	(18,063)	(4.2)%	(35,204)	(7.5)%
Interest expense, net	1,988	0.5%	1,287	0.3%
Loss from continuing operations before income taxes	(20,051)	(4.7)%	(36,491)	(7.8)%
Income tax benefit	(196)	0.0%	1,280	0.3%
Net loss from continuing operations	$(19,855)	(4.7)%	$(37,771)	8.1%
Net loss from discontinued operations	(2,156)		1,310
Net loss	$(22,011)		$(36,461)
Net loss per share from continuing, basic and diluted	$(0.54)		$(1.02)
Net loss per share from discontinued, basic and diluted	$(0.06)		$0.04
Weighted average shares outstanding:
Basic	36,485		37,355
Diluted	36,485		37,355

FRED’S, INC.

Unaudited Balance Sheet

(In thousands)

	May 5, 2018	February 3, 2018
ASSETS:
Cash and cash equivalents	$6,078	$6,573
Inventories	293,338	279,175
Receivables	34,081	37,720
Other non-trade receivables	28,645	31,500
Current assets held for sale	20,675	19,903
Prepaid expenses and other current assets	9,924	10,055
Total current assets	392,741	384,926
Property and equipment, net	112,189	115,466
Goodwill	0	0
Other intangible assets, net	50,461	54,888
Noncurrent assets held for sale	40,179	41,717
Other non-current assets	1,183	568
Total assets	$596,753	$597,565

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable	$141,822	$129,213
Current portion of indebtedness	66	65
Accrued expenses and other	64,238	67,977
Current liabilities held for sale	30,905	26,572
Total current liabilities	237,031	223,827
Long-term portion of indebtedness	175,533	167,100
Deferred income taxes	0	0
Noncurrent liabilities held for sale	0	48
Other non-current liabilities	23,903	25,542
Total liabilities	436,467	416,517
Shareholders’ equity	160,286	181,048
Total liabilities and shareholders’ equity	$596,753	$597,565

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